Exhibit 99.2

SNOWFLAKE INC.
ADVISOR AGREEMENT
This Advisor Agreement (the “Agreement”) dated as of April 5, 2023, is made by and between Carl M. Eschenbach (the “Advisor”) and Snowflake Inc., a Delaware corporation (the “Company”), to be effective upon the resignation of Mr. Eschenbach from the Board of Directors of the Company (the “Effective Date”).
Whereas, the Advisor’s term of service on the Company’s Board of Directors (the “Board”) will end on the Effective Date;
Whereas, the Advisor has expertise related to certain business matters of the Company;
Whereas, the Company desires to retain the Advisor for certain services immediately following the end of the Advisor’s term on the Board, on the terms and conditions set forth in this Agreement; and
Whereas, the Advisor is willing to perform such services for the Company on the terms and conditions contained herein.
Now, Therefore, in consideration of the mutual promises, covenants, and obligations contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
1.Engagement. The Company hereby engages the Advisor, and the Advisor hereby accepts such engagement, on the terms and conditions set forth in this Agreement.
2.Services. The Advisor shall provide general advisory services to the Company’s management, the Board and/or committees of the Board as may be reasonably requested from time to time (the “Services”). Notwithstanding the foregoing, the Advisor shall not have any authority to bind the Company or otherwise commit the Company contractually and shall not have management responsibilities of any Company employees.
3.Term and Termination.
(a)The initial term of this Agreement is for one year from the Grant Date (as defined below), unless earlier terminated as provided in this Agreement. Thereafter, this Agreement will automatically renew on its anniversary date, unless the Company provides written notice prior to any such anniversary date that the Agreement will not renew.
(b)In addition to the Company’s right not to renew this Agreement as set forth in Section 3(a) above, either party may terminate this Agreement with or without cause, at any time upon five (5) days’ prior written notice to the other party.
(c)Notwithstanding the foregoing or any other provisions in this Agreement to the contrary, Sections 7 and 8 below shall survive the termination of this Agreement and the Advisor’s engagement hereunder.
4.Compensation. As compensation for the Services rendered under this Agreement, the Advisor shall receive the following:
(a)Outstanding Equity. During the Advisor’s service on the Board, the Advisor was granted equity awards in the form of restricted stock units (“RSUs”) pursuant to the Snowflake Inc. 2020 Equity Incentive Plan (the “Plan”). The parties hereto agree that the Advisor did not experience any interruption of Continuous Service (as defined in the Plan) between the end of the Advisor’s term as a member of the Board and the Effective Date of this Agreement, and that the Advisor will remain in

Exhibit 99.2
Continuous Service through the term of this Agreement. The RSUs will continue to remain governed by the applicable grant agreement and Plan.
(b)Equity Award. Subject to approval by the Board and the Advisor’s execution of an award agreement and associated documents in the discretion of the Company, but otherwise consistent with the terms of this Agreement, the Company will grant the Advisor a restricted stock unit award under the Plan for the Company’s Class A Common Stock having a value of $75,000 based on the average Fair Market Value (as defined in the Plan) of the underlying Class A Common Stock for the 20 trading days prior to and ending on the date of the grant (the “Grant Date”). Subject to the Advisor’s Continuous Service, this restricted stock unit award will vest in full on the first anniversary of the Grant Date.
(c)Expenses. The Company will reimburse the Advisor for reasonable and necessary out-of-pocket travel and other expenses incurred by the Advisor in rendering services under this Agreement, subject to providing documentation of the same to the Company.
(d)Benefits. During the term of this Agreement, the Advisor shall not be entitled to receive any employee, fringe, or similar benefits from the Company.
(e)Other. The compensation set forth in this Section 4 will be the sole compensation payable to the Advisor for the Services, and no additional compensation or fees will be payable by the Company to the Advisor by reason of any benefit gained by the Company directly or indirectly through the Advisor’s efforts under this Agreement, nor shall the Company be liable in any way for any additional compensation or fees for Services unless the Company expressly agrees thereto in writing.
5.Board Observer Rights. The Company may, at its sole discretion, invite the Advisor to attend meetings of the Board or any committees of the Board in a nonvoting observer capacity. Any such activities will be deemed “Services” hereunder. The Advisor agrees to hold in confidence all information and materials provided to the Advisor in connection with meetings of the Board or committees thereof, and the Company reserves the right to withhold any information and to exclude the Advisor from any meeting or portion thereof in the Company’s sole discretion.
6.Independent Contractor Status. The Company and the Advisor agree that the Advisor is an independent contractor under this Agreement. The Advisor shall only render advice and shall not undertake to commit the Company to any course of action in relation to third persons. The Advisor will be free of control and direction from the Company (other than as pertaining to the scope of the Services) and will have exclusive control over the manner and means of performing the Services, including the choice of place and time. The Advisor will provide, at the Advisor’s own expense, a place of work and all equipment, tools, and other materials necessary to complete the Services; however, to the extent necessary to facilitate performance of the Services, the Company may, in its discretion, make certain of its equipment or facilities available to the Advisor. The Advisor will be solely responsible for, and the Company will not make payments for, state or federal income tax, FICA (social security and Medicare), making unemployment insurance or disability insurance contributions, or obtaining workers’ compensation insurance on the Advisor’s behalf. The Company will not make any withholdings or deductions, and the Company will issue the Advisor an Internal Revenue Service Form 1099 with respect to any fees or expenses paid to the Advisor pursuant to this Agreement. The Advisor agrees to indemnify, hold harmless, and defend the Company from any and all claims, liabilities, damages, taxes, fines, or penalties sought or recovered by any governmental entity or taxing authority, arising out of or in connection with any fees or expenses paid to the Advisor pursuant to this Agreement.
7.Confidentiality. To facilitate the Advisor’s provision of the Services, the Company may provide the Advisor access to certain information. The Advisor agrees that all business, technical, trade secret, and financial information (including, without limitation, the identity of and information relating to the Company’s customers or employees) the Advisor obtains from or assigns to the Company, or learns in connection with the Services, constitute “Confidential Information.” The Advisor will hold in confidence and not disclose or, except as is necessary to perform the Services, use any Confidential Information. However, the Advisor will not be so obligated with respect to information that (i) the Advisor can document is in or enters the public domain through no fault of Advisor, or (ii) that the

Exhibit 99.2
Advisor knew without restriction prior to its disclosure by the Company which, for the avoidance of doubt, will not include information provided to the Advisor during his term of service on the Board or any committee thereof. Upon termination of this Agreement or as otherwise requested by the Company, the Advisor will promptly return to the Company all items and copies containing or embodying Confidential Information. Notwithstanding the foregoing nondisclosure obligations, pursuant to 18 U.S.C. Section 1833(b), the Advisor will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made: (1) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (2) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.
8.Miscellaneous.
(a)Remedies Upon Breach. In the event that this Agreement is terminated by either party due to material breach of this Agreement by the other party, the breaching party shall not be entitled to future amounts or services which they would be entitled to hereunder. In addition, either party shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either in law or in equity, to enjoin the other party from violating any of the terms of this Agreement, to enforce the specific performance obligations of the counterparty of any of the terms of this Agreement, and to obtain damages, or any of them, but nothing contained in this Agreement shall be construed to prevent such remedy or combination of remedies as the party may elect to invoke. The failure of either party to promptly institute legal action upon any breach of this Agreement shall not constitute a waiver of that or any other breach hereof.
(b)Notices. All notices, requests, demands, payments, and other communications made pursuant to this Agreement shall be in writing and shall be deemed properly given if hand delivered, if sent by mail, electronic mail, or overnight courier service, or if transmitted by telecopy or similar service to the parties hereto either at the address set forth below for such person or at such other address as such person may from time to time specify by written notice pursuant to this Section 8(b). Any such notice shall be deemed to have been delivered on the date of delivery if hand delivered or sent via electronic mail, upon confirmation if transmitted by telecopy or similar service, or as of three days after depositing such notice with the United States postal service if sent by mail or if delivered to an overnight courier service and shall be delivered with postage prepaid, return receipt requested, and properly addressed as follows:
If to the Company:
Snowflake Inc.
106 East Babcock Street, Suite 3A
Bozeman, Montana 59715
Attention: General Counsel
Email: legalnotices@snowflake.com

If to the Advisor:
[Intentionally Omitted]
Email: [Intentionally Omitted];

or such other address as the Advisor may provide to the Company by written notice.
(c)Binding Agreement. This Agreement and the rights and obligations hereunder shall be binding upon, and inure to the benefit of, the Company and the Advisor and their respective heirs, personal representatives, and successors and assigns. The Company shall have the right to assign this Agreement to any affiliate or to its successors or assigns. The terms “successors” and “assigns” shall include any person, corporation, partnership, or other entity that buys all or substantially all of the Company’s assets or all of its stock or with which the Company merges or consolidates. The rights, duties, or benefits of the Advisor under this Agreement are personal and no such right, duty, or benefit may be assigned by the Advisor to any other person or entity without the Company’s written consent. The parties to this Agreement acknowledge and agree that the Company’s affiliates are third-party

Exhibit 99.2
beneficiaries of the covenants and agreements of the Advisor set forth above. The Advisor shall not designate any other person to perform Services on his behalf hereunder.
(d)Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Advisor with respect to the Services contemplated herein. This Agreement may be modified or amended only by an instrument in writing and signed by all the parties hereto. Any waiver of the terms and conditions of this Agreement must be in writing signed by all the parties hereto, and any such waiver shall not be construed as a waiver of any other terms and conditions of this Agreement.
(e)Severability. If any provision of this Agreement shall be found to be illegal, invalid, or unenforceable under present or future laws, such provision shall be fully severable from this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect. Any provision of this Agreement held illegal, invalid, or unenforceable shall remain in full force and effect to the extent not so held. In lieu of the provision held illegal, invalid, or unenforceable, there shall be automatically added as part of this Agreement a provision as similar in its terms to such invalid provision as may be possible and may be legal, valid, and enforceable.
(f)Counterparts. This Agreement may be executed in several counterparts and each such counterpart shall be deemed an original copy of this Agreement when so executed and such counterparts shall, when taken together, constitute and be one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, or other applicable law) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.
(g)Further Assurances. Each party hereby agrees to perform any further acts and to execute and deliver any documents which may be reasonably necessary to carry out the provisions of this Agreement.
(h)Captions. The captions and headings in this Agreement are made for purposes of convenience and general reference only and shall not be construed to define, limit, or otherwise affect any of the terms or provisions of this Agreement.
(i)Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware and applied without giving effect to any conflicts of laws principles. Any matters litigated by, among, or between any of the parties and that involve matters under this Agreement shall be brought only in a court of competent jurisdiction in the State of Delaware.
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In Witness Whereof, the parties caused this Agreement to be executed and delivered effective as of the Effective Date.
SNOWFLAKE INC.
/s/ Michael P. Scarpelli
Michael P. Scarpelli
Chief Financial Officer
ADVISOR:
/s/ Carl M. Eschenbach
Carl M. Eschenbach